                                     EXHIBIT 4.8


                                   AMENDMENT NO. 2


                                          to


                                   RIGHTS AGREEMENT


                                        among


                                   XYTRONYX, INC.,


                       FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                         and


                       AMERICAN STOCK TRANSFER & TRUST COMPANY


                     Amendment No. 2 Dated as of August 15, 1996

                                   AMENDMENT NO. 2
                                 TO RIGHTS AGREEMENT


         This Amendment No. 2 To Rights Agreement is made and entered into as of the 15th day of August, 1996 among Xytronyx, Inc., a Delaware corporation (the "Company"), First Chicago Trust Company of New York ("First Chicago") and American Stock Transfer & Trust Company ("American").

         WHEREAS, the Company and First Chicago in its capacity as the Rights Agent have been directed in accordance with Section 27(a) of the Rights Agreement, originally by and between the Company and First Chicago, dated as of April 2, 1991, and as first amended as of November 10, 1995 (the "Rights Agreement"), to further amend the Rights Agreement in accordance with the terms set forth herein; and

         WHEREAS, First Chicago has agreed to resign, and American has agreed to replace First Chicago, as Rights Agents under the Rights Agreement in accordance with the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereby mutually agree and consent to the Amendment of the Rights Agreement as follows:

         1. Effective at 5:00 p.m. (New York Time) on the date first set forth above, First Chicago shall resign as Rights Agent under the Rights Agreement and that thereafter, without further action on the part of the parties hereto, American shall be the Rights Agent and shall succeed to all the covenants, agreements, obligations, rights and benefits of First Chicago under the Rights Agreement.

         2. The fifth sentence of Section 21 of the Rights Agreement is hereby amended so as to read as follows: ANY SUCCESSOR RIGHTS AGENT, WHETHER APPOINTED BY THE COMPANY OR BY SUCH A COURT, SHALL BE (a) A CORPORATION ORGANIZED AND DOING BUSINESS UNDER THE LAWS OF THE UNITED STATES OR OF ANY STATE OF THE UNITED STATES, IN GOOD STANDING, HAVING AN OFFICE IN THE STATE OF NEW YORK, WHICH IS AUTHORIZED UNDER SUCH LAWS TO EXERCISE STOCK TRANSFER OR CORPORATE TRUST POWERS AND WHICH HAS AT THE TIME OF ITS APPOINTMENT AS RIGHTS AGENT A COMBINED CAPITAL AND SURPLUS OR NET WORTH OF AT LEAST $10,000,000 OR (b) AN AFFILIATE OF A CORPORATION DESCRIBED IN CLAUSE (a) OF THIS SENTENCE.

         Except as expressly modified herein, the Rights Agreement shall remain in full force and effect and is hereby ratified and affirmed.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


ATTEST:                           XYTRONYX, INC.



   /s/ James Hertzog                   By:  /s/ Larry O. Bymaster
--------------------------                ------------------------------------
Name:  James Hertzog                    Name:   Larry O. Bymaster
Title: Controller                       Title:  Chief Executive Officer


ATTEST:                                FIRST CHICAGO TRUST COMPANY
                                        OF NEW YORK, as resigning
                                        Rights Agent



   /s/ Thomas A. Ferrari               By:  /s/ Kevin Laurita
--------------------------                ------------------------------------
Name:  Thomas A. Ferrari                Name:   Kevin Laurita
Title: Vice President                   Title:  Assistant Vice President


ATTEST:                                AMERICAN STOCK TRANSFER & TRUST
                                        COMPANY, as newly appointed
                                        Rights Agent



   /s/ Susan Silber                    By:  /s/ Herbert J. Lemmer
--------------------------                ------------------------------------
Name:  Susan Silber                     Name:   Herbert J. Lemmer
Title: Assistant Secretary              Title:  Vice President



                                         -3-